UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2006

Auxilium Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Valley Stream Parkway, Malvern, Pennsylvania	19355
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (484) 321-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Entry into a Material Definitive Agreement.

On April 21, 2006, Auxilium Pharmaceuticals, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with KPMG LLP (“KPMG”), its former independent registered public accounting firm, pursuant to which the Company agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in its successful defense of any legal action or proceeding that may arise as a result of its consent to the incorporation by reference of its report on the consolidated financial statements of the Company (which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005) in the Company’s Registration Statement (Reg. No. 333-133477) on Form S-3, filed with the Securities and Exchange Commission on April 21, 2006. The Indemnification Agreement also provides that KPMG shall not be indemnified, and shall refund to the Company, any amounts paid to KPMG pursuant to the Indemnification Agreement in the event there is court adjudication that KPMG is guilty of professional malpractice, or in the event that KPMG becomes liable for any part of the plaintiff’s damages by virtue of settlement.

The foregoing is a summary description of certain terms of the Indemnification Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Indemnification Agreement attached as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Indemnification Agreement attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10	Indemnification Agreement, dated April 21, 2006, by and between the Company and KPMG LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: April 27, 2006	By:	/s/ Jennifer Evans Stacey
	Name:	Jennifer Evans Stacey, Esq.
	Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10	Indemnification Agreement, dated April 21, 2006, by and between the Company and KPMG LLP.